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Exhibit 10.5

MANAGEMENT SERVICES AGREEMENT

BETWEEN:	QUEBECOR MEDIA INC., a company incorporated under the laws of the Province of Québec;

(hereinafter referred to as "QMI")

AND:	VIDÉOTRON LTÉE, a company incorporated under the laws of the Province of Québec;

(hereinafter referred to as "VL")

WHEREAS VL is a direct wholly-owned subsidiary of QMI;

WHEREAS QMI has agreed to provide VL with certain management services subject to and upon the terms and conditions set forth herein;

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.
QMI undertakes to provide VL with the management services described in Schedule "A" (the "Services") in the manner set out below.

2.
In consideration of the Services, VL shall pay to QMI an annual fee (the "Annual Fee") as follows:

2.1
The Annual Fee for the year 2002 shall be equal to five million dollars (5 000 000 $);

2.2
The Annual Fee for the year 2003 shall be equal to five million three hundred thousand dollars (5 300 000 $); and

2.3
The Annual Fee for each of the years 2004, 2005, and 2006 shall be negotiated between the parties, acting in good faith, in accordance with their budgeting process on or about the first day of October of each preceding year.

3.
In addition to the Annual Fee, QMI shall be entitled to the reimbursement of its reasonable out-of-pocket expenses incurred in relation with the provision of the Services (including, without limitation, reasonable fees and disbursements of legal and financial advisors).

4.
For any given year, in no event shall the amount paid by VL to QMI pursuant to Sections 2 and 3 of this Agreement exceed one and a half percent (1.5%) of VL's Consolidated Revenues for any such given year. For the purposes of this Agreement, "VL's Consolidated Revenues" means the gross revenues of VL and its subsidiaries determined on a consolidated basis in accordance with the generally accepted accounting principles consistently applied in Canada (GAAP).

5.
The Annual Fee shall be payable in equal monthly instalments, in advance on the first day of each month.

6.
All amounts payable under this Agreement are in Canadian dollars, and are exclusive of applicable taxes.

7.
Notwithstanding its actual date of signature, this Agreement shall be for a term of five years commencing on January 1st, 2002 and ending on December 31st, 2006. Notwithstanding the foregoing, either party may terminate this Agreement by written notice to the other party at least sixty (60) days prior to the end of any fiscal year.

8.
The preamble and the schedule attached to this Agreement shall form an integral part of this Agreement.

9.
This Agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

10.
This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

11.
No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both parties. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

12.
VL may not assign its rights or obligations under this Agreement without the prior written consent of QMI.

13.
Any request, notice or other communication (a "Communication") to be given in connection with this Agreement shall be given in writing and may be given by personal delivery, by registered mail or by telecopier addressed to the recipient as follows:

To QMI:
QUEBECOR MEDIA INC. 300 Viger Avenue East Montreal, Québec H2X 3W4
Telecopier: (514) 985-8834 Attention: Vice-President, Legal Affairs and Corporate Secretary
To VL:
VIDÉOTRON LTÉE 300 Viger Avenue East Montreal, Québec H2X 3W4 Telecopier: (514) 985-8834 Attention: Vice-President, Legal Affairs and Secretary

  or such other address, telecopier number or individual as may be designated by notice by a party to the other. Any Communication given by personal delivery shall be deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the second Business Day following the deposit thereof in the mail and, if given by telecopier, on the day of transmittal thereof.

14.
This Agreement shall be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein.

15.
The Parties have requested that this Agreement be drafted in the English language. Les parties ont exigé que ce contrat soit rédigé en langue anglaise.

IN WITNESS THEREOF THE PARTIES HAVE EXECUTED THIS AGREEMENT ON SEPTEMBER 19th, 2003.

QUEBECOR MEDIA INC

Per:	/s/ LOUIS SAINT-ARNAUD Louis Saint-Arnaud
Title:	Vice-President, Legal Affairs and Corporate Secretary

Per:	/s/ JACQUES MALLETTE Jacques Mallette
Title:	Vice-President and Chief Financial Officer

VIDÉOTRON LTÉE

Per:	/s/ YVAN GINGRAS Yvan Gingras
Title:	Executive Vice-President, Finance and Operations

Per:	/s/ RAYMOND MORISSETTE Raymond Morissette
Title:	Vice-President, Control

SCHEDULE "A"

Description of Services

  •
  Internal Audit

  •
  Legal and Corporate Services

  •
  Financial Planning and Treasury

  •
  Tax Services

  •
  Real Estate

  •
  Financial Analysis

  •
  Human Resources

  •
  Insurance and Risk Management Services

  •
  Public Relations, Investor Relations and Communications Services

  •
  Top Management Services

  •
  and other services to be agreed upon between the parties.

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MANAGEMENT SERVICES AGREEMENT
SCHEDULE "A" Description of Services